Exhibit 11.1
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                     Nine Months
                                                                                 Ended November 30,
                                                                                 1998           1997
                                                                           ---------------- -----------------
                                                                           (Dollar amounts in thousands,

except per share data)
Basic

   Net earnings applicable to common stock                                     $283,802          $259,881
                                                                           ================ =================


   Average shares outstanding                                                   111,065           107,111
                                                                           ---------------- -----------------

   Per share amount                                                               $2.56             $2.43
                                                                           ================ =================


Diluted

   Net earnings applicable to common stock                                     $283,802          $259,881
                                                                           ================ =================


   Average shares outstanding                                                   111,065           107,111
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        5,749             4,062
                                                                           ---------------- -----------------

       Total average shares                                                     116,814           111,173
                                                                           ================ =================

   Per share amount                                                               $2.43             $2.34
                                                                           ================ =================
